UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2018

FUSION CONNECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01
Other Events.

As previously disclosed, on May 4, 2018, Fusion Connect, Inc., a Delaware corporation (“Fusion”) completed the acquisition of Birch Communications Holdings, Inc., a Georgia corporation (“Birch”). Fusion filed the Audited Consolidated Financial Statements of Birch as of December 31, 2017 and 2016, and the pro forma financial information for the fiscal year ended December 31, 2017 (giving effect to the acquisition of Birch on May 4, 2018), in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2018.

Fusion is filing this Current Report on Form 8-K solely for the purpose of filing the unaudited financial statements for Birch for the quarterly period ended March 31, 2018, and the unaudited pro forma financial information, as of March 31, 2018, giving effect to the acquisition of Birch.

Item 9.01
Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Unaudited Consolidated Financial Statements of Birch as of March 31, 2018, and for the Three-Month Periods Ended March 31, 2018 and 2017, and the related notes thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information as of March 31, 2018, giving effect to the acquisition of Birch by Fusion, is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	The Unaudited Consolidated Financial Statements of Birch as of March 31, 2018, and for the Three-Month Periods Ended March 31, 2018 and 2017.

99.2	Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION CONNECT, INC.

May 25, 2018	By:	/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
EVP and General Counsel